UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
September 16, 2008 (September 10, 2008)

Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On September 10, 2008, the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) decided to close its friends 2B made concept, a line of make-your-own dolls and related products. The Company expects to complete the nine location closures by the end of the third quarter of fiscal 2009, however the specific timing of the closures depends on the finalization of third-party agreements and is therefore subject to change.  The Company’s goal is to offer all friends 2B made associates similar positions at nearby Build-A-Bear Workshop store locations.

Total pre-tax charges related to these actions are estimated to total $4.7 to $5.1 million.  Of the estimated total pre-tax charges, $1.9 to $2.3 million will result in future cash expenditures.  The Company expects to record a pre-tax charge of $2.8 million in the third quarter of fiscal 2008, relating primarily to the non-cash impairment of store assets.   In addition, the Company expects to incur pre-tax charges of approximately $1.9 to $2.3 million in the fourth quarter of fiscal 2008 and through the third quarter of fiscal 2009.  Of these charges, approximately $1.2 to $1.4 million is attributable to potential lease termination costs, and approximately $0.7 to $0.9 million is attributable to other potential costs of the closure plan.

In addition to closing the nine friends 2B made doll store locations, the Company will remove friends 2B made products from separate display fixtures in approximately 50 Build-A-Bear Workshop stores and discontinue product sales at www.friends2bmade.com.

Of the nine friends 2B made store locations, all but one of these locations is inside or adjacent to a Build-A-Bear Workshop store.  The Company plans to convert several of these locations to expanded Build-A-Bear Workshop locations in 2009.  Capital spending associated with these conversions is expected to be approximately $2 million.

The above estimated costs and charges are preliminary and may vary materially based on various factors, including negotiation of third-party agreements, timing in execution of the closing plan, and changes in management’s assumptions and projections.

Item 2.06.     Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01     Regulation FD Disclosure.

On September 16, 2008, the Company issued a press release announcing a plan to close its friends 2B made concept. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements.  This Current Report on Form 8-K contains forward-looking statements relating to the friends 2B made location closures, including but not limited to statements regarding the anticipated timing of location closures, and the related charges, capital expenditures, location conversions, and reassignment of associate positions.  These forward-looking statements, as well as the underlying estimates and assumptions relating to such statements, are based on currently available operating and financial information and are subject to a number of significant risks and uncertainties.

Actual future results may differ materially depending on a variety of factors including, but not limited to, risks related to expected lease termination costs, inventory usage, income tax and other benefits associated with the store closures in the anticipated time frame, if at all, and the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and of Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008.  The Company assumes no obligation to update any of these forward-looking statements.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated September 16, 2008, announcing a plan to close the friends 2B made concept

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	September 16, 2008	By:	/s/ Tina Klocke
		Name:	Tina Klocke
		Title:	Chief Financial Bear, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated September 16, 2008, announcing a plan to close the friends 2B made concept

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